RETURN ADDRESS:
Pyatt Broadmark Management, LLC
1420 Fifth Avenue, Suite 2000
Seattle, WA 98101

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS

GRANTOR(S):	HARBOR CUSTOM HOMES, INC., A WASHINGTON CORPORATION THAT ACQUIRED TITLE AS HARBOR CUSTOM HOMES, LLC
GRANTEE(S):	PBRELF I, LLC
ADDITIONAL ON PAGE 1:	ATTORNEY'S TITLE OF KITSAP COUNTY
ABBREVIATED LEGAL DESCRIPTION:	SE/NE and NE/SE and SE/SE, 20-24-1E
	(SEE PAGE 35 FOR FULL LEGAL DESCRIPTION)
ASSESSOR'S TAX PARCEL NO(S):	See Attached Exhibit

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS ("Deed of Trust") is made as of _____________________, 2019, by HARBOR CUSTOM HOMES, INC., A WASHINGTON CORPORATION THAT ACQUIRED TITLE AS HARBOR CUSTOM HOMES, LLC, a Washington limited liability company ("Grantor"), as grantor and debtor, whose address is 11505 Burnham Drive NW, Ste 301, Gig Harbor, WA 98332; to Attorney's Title of Kitsap County ("Trustee"), as trustee, whose address is 10356 Silverdale Way, Ste 100, Silverdale, WA 98383; for the benefit of PBRELF I, LLC, a Washington limited liability company ("Beneficiary"), as beneficiary and secured party, whose address is Pyatt Broadmark Management, LLC, 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101.

WITNESSETH:

GRANTOR HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS AND ASSIGNS:

A. To Trustee, in trust, with power of sale and right of entry and possession, all of its present and future estate, right, title and interest in and to that certain real property located in the County of Kitsap, State of Washington, as more particularly described in Exhibit A attached hereto and made a part hereof, including all hereditaments, privileges, reversions, remainders, development rights and audits, air rights, appurtenances, easements and rights thereto, of every kind and nature, or used in connection therewith or as a means of access thereto, together with all right, title and interest that Grantor now has or may hereafter acquire in the following and any proceeds thereof:

1. All income, rents, royalties, revenues, issues, profits and proceeds from any and all of such real property, subject, however, to the right, power and authority hereinafter conferred upon Beneficiary or reserved to Grantor to collect and apply such income, rents, royalties, revenues, issues, profits and proceeds.

2. All deposits or other security or advanced payments, including, without limiting the generality of the foregoing, rental payments, made by or on behalf of Grantor to others with respect to (i) utility service for all or any part of said property or any improvements thereon, (ii) insurance policies relating to said property or any improvements thereon, (iii) cleaning, maintenance, repair or similar services for said property or any part thereof or any improvements thereon, (iv) rental of equipment used in the operation of any part of said property or any improvements thereon, and (v) parking services for all or any part of said property.

3. All fixtures now or hereafter affixed to such real property, including all buildings, structures and improvements of every kind and description now or hereafter erected or placed thereon and any and all machinery, boilers, equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, telephone, fuel or refrigeration or for ventilating or air-conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), fire sprinklers and alarms, control devices, partitions, appliances, cabinets, awnings, window shades, blinds, drapes and drapery rods and brackets, screens, carpeting and other floor coverings, incinerators and other property of every kind and description now or hereafter placed, attached, affixed or installed in such buildings, structures or improvements, and all replacements, repairs, additions, accessions or substitutions or proceeds thereto or therefor; but excluding the movable trade fixtures owned by tenants leasing space in the Improvements; all of such fixtures, including buildings, whether now or hereafter placed thereon, being hereby declared to be real property and referred to hereinafter as the "Improvements".

4. All damages, royalties and revenue of every kind, nature and description whatsoever that Grantor may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of such real property, with the right in Beneficiary to receive and receipt therefor and apply the same to the indebtedness secured hereby either before or after any Default (as hereinafter defined)

hereunder, and Beneficiary shall have the right to demand, sue for and recover any such payments but shall not be required so to do.

5. All proceeds and claims arising on account of any damage to or taking of such real property or the Improvements or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of such real property or the Improvements, including the proceeds of any policy of insurance covering the Improvements or the proceeds of any condemnation action or transfer in lieu of condemnation.

All of the property conveyed or intended to be conveyed to Trustee in Paragraph A above is hereinafter referred to as the "Real Property".

B. To Beneficiary, as secured party, a security interest in any portion of the Real Property owned by Grantor which may be construed to be personal property and in all other personal property of every kind and description, whether now existing or hereafter acquired and owned by Grantor, or in which Grantor has an interest, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used or useful in the construction or operation of or in connection with, or arising from the use or enjoyment of all or any portion of, or from any lease or agreement pertaining to, the Real Property, including:

1. All equipment, machinery, inventory, fixtures, fittings, appliances, apparatus, furnishings, furniture and all other property of every kind and any replacements thereof or additions thereto now or at any time appurtenant to or located upon the Real Property; all personal property of every kind now or at any time hereafter located on or appurtenant to the Real Property and used in connection with the use, enjoyment, occupancy or operation of the Real Property. Without limiting the foregoing general description, such property includes all equipment and facilities for the generation or distribution of air, water, heat, electricity, light, fuel, telephone, or refrigeration, or for ventilation or air conditioning purposes or for sanitary drainage purposes or for the removal of dust, refuse or garbage, or for any activity related to the maintenance or repair of the Real Property, or for the pursuit of any other activity in which Grantor may be engaged on the Real Property, and including without limitation all motor vehicles owned, leased or used by Grantor, tools, musical instruments and systems, cabinets, awnings, window shades, venetian blinds, drapes and drapery rods and brackets, screens, carpeting and other window and floor coverings, decorative fixtures, plants, cleaning apparatus, and cleaning equipment, refrigeration equipment, cables, computers, software, books, supplies, kitchen equipment, tractors, lawn mowers, ground sweepers and tools, swimming pools, Jacuzzis, recreational or play equipment together with all substitutions, accessions, repairs, additions and replacements to any of the foregoing.

2. All goodwill, trademarks, trade names, all names by which the Property is operated or known, option rights, purchase contracts, goods, consumer goods, documents, books and records and general intangibles of Grantor relating to the Real Property; all accounts, deposit accounts, contract rights, instruments, chattel paper and other rights of Grantor for

payment of money, for property sold or lent, for services rendered, for money lent, or for advances or deposits made, and any other intangible property of Grantor related to the Real Property.

3. All water stock relating to the Real Property, shares of stock or other evidence of ownership of any part of the Real Property that is owned by Grantor in common with others, and all documents of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Real Property.

4. All plans and specifications prepared for construction of the Improvements and all surveys, maps, plats, studies, data and drawings related thereto; and also all contracts and agreements of Grantor relating to such plans and specifications or to such studies, data and drawings, or to the construction, maintenance or repair of the Improvements.

5. All licenses (including, but not limited to, any gambling licenses, liquor licenses, operating licenses or similar matters), contracts, performance bonds, management contracts or agreements, franchise agreements, permits, authorizations, approvals or certificates required or used in connection with the construction, ownership, operation, repair or maintenance of the Improvements.

6. All substitutions, accessions, additions and replacements to any of the foregoing; all proceeds of any of the foregoing property, including, without limitation, proceeds of any voluntary or involuntary disposition, diminution in value or claim respecting any such property (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof.

7. All books and records of every kind and nature relating in any way to the Real Property.

All of the property assigned or transferred or intended to be assigned or transferred to Beneficiary in Paragraph B above is hereinafter referred to as the "Personal Property". This Deed of Trust also constitutes a Security Agreement under the Washington Uniform Commercial Code and any other applicable law.

All of the Real Property and the Personal Property is referred to herein collectively as the "Property". The parties intend that the definition of Property is to be broadly construed and in the case of doubt as to whether a particular item is included in the definition of Property, the doubt should be resolved in favor of inclusion.

TO HAVE AND TO HOLD the Property bargained and described, together with all and singular the lands, tenements, privileges, water rights, hereditaments and appurtenances thereto belonging or in any way appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all of the estate, right, title, claim and demands

whatsoever of Grantor, either in law or in equity, of, in and to the above-bargained property forever,

FOR THE PURPOSE OF SECURING:

1. Payment of the indebtedness (the "Loan") evidenced by a Promissory Note of even date herewith and any renewals, extensions or modifications thereof and any replacements or substitutions therefor, in the original principal amount of Seven Million Six Hundred Thousand and 00/100 Dollars ($7,600,000.00), or so much thereof as is advanced by Beneficiary, executed by Grantor and delivered to Beneficiary (the "Note"), together with the interest thereon, and the fees and other charges as provided by the Note, which is made a part hereof by reference, and such further sums as may be advanced or loaned by Beneficiary to Grantor.

2. Payment of such further sums as Grantor may hereafter borrow from Beneficiary when evidenced by another note or instrument reciting it is so secured, payable to Beneficiary or order and made by Grantor or any successor in ownership, together with all extensions, renewals, modifications, amendments and replacements thereto.

3. Performance of each agreement of Grantor herein contained or contained in any other agreement given by Grantor or any other persons or entity to Beneficiary for the purpose of further securing any indebtedness hereby secured, or executed in connection with, the making of the Loan secured hereby, including, without limitation, the Note; this Deed of Trust; Assignment of Leases and Rents; UCC Financing Statement(s); Construction Loan Agreement (if any); and any and all other agreements entered into in connection herewith, but expressly excluding that certain Guaranty (the "Guaranty") of Sterling Griffin and Katrina Griffin, husband and wife ("Guarantor") and that certain Environmental Certificate and Indemnity Agreement entered into in connection herewith (the "Environmental Certificate"). The Note, this Deed of Trust, the Assignment of Leases and Rents, the UCC Financing Statement(s), the Construction Loan Agreement (if any) and any and all other agreements entered into in connection herewith, are collectively (except the Guaranty and Environmental Certificate) referred to herein as the "Loan Documents".

GRANTOR REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

ARTICLE I
COVENANTS

1.1 Payment of Note and Performance of Deed of Trust.

Grantor shall pay the principal, interest and other charges payable under the Note according to its terms, and will perform and comply with each and every term, covenant and condition hereof, and of the Note, and all of the other Loan Documents.

1.2 Warranty of Title

Grantor represents and warrants that at the time of the delivery of this Deed of Trust: (i) Grantor is seized in fee simple of the Real Property and owns outright every part thereof; (ii) there are no liens or encumbrances against or upon the Real Property other than those permitted by Beneficiary on its mortgagee's policy of title insurance insuring the lien of this Deed of Trust (the "Permitted Encumbrances"), and none will be created or suffered to be created by Grantor during the term of this Deed of Trust, except as have been disclosed to and approved by Beneficiary in writing and upon such terms and conditions as may be satisfactory to Beneficiary; (iii) Grantor has good right to make this Deed of Trust; (iv) Grantor has good and absolute title to all existing Personal Property, and has good right, full power and lawful authority to convey and encumber the same in the manner and form conveyed and encumbered hereby; (v) the Personal Property, is free and clear of all liens, charges, and encumbrances whatsoever, including, security agreements, conditional sales contracts and anything of a similar nature, and none will be created or suffered to be created by Grantor; (vi) there is no financing statement covering the Property, or any part thereof, on file in any public office; (vii) the Real Property constitutes one or more tax parcels, each with a separate tax assessment independent of any land or improvements not covered by this Deed of Trust; (viii) the Real Property constitutes one or more legal lots capable of being conveyed without violation of any subdivision or platting laws or regulations; and (ix) Grantor will warrant and forever defend the title to the Property against the claims of all persons whomsoever.

1.3 Tax Deposits and Insurance.

Upon written demand of Beneficiary after a Default, and until such Default is cured, or at such time as there have been more than four (4) late payments under the Note, Grantor will pay to Beneficiary or its servicing agent on the first day of each month, together with and in addition to the regular installments due under the Note, an amount equal to one-twelfth (1/12) of the yearly taxes, assessments, other similar charges (including any amounts which may become payable to Grantor pursuant to Paragraph 1.5 hereof), and insurance premiums as reasonably estimated by Beneficiary or by Beneficiary's servicing agent to be sufficient to allow the payment at least thirty (30) days before they become due of all taxes, assessments, other similar charges and insurance premiums related to the Property. The arrangement provided for in this Paragraph 1.3 is solely for the added protection of Beneficiary and entails no responsibility on Beneficiary's part beyond the allowing of due credit, without payment of interest or income to Grantor, unless specifically required by law, for the sums actually received by it. Those sums received, but not immediately required for payment of the items set forth above, may be commingled with the other funds of Beneficiary and may be invested or otherwise used by Beneficiary without payment of any interest to or on behalf of Grantor until such time as payment of the items set forth above is required. Upon demand of Beneficiary or its servicing agent, Grantor shall promptly deliver to Beneficiary or its servicing agent such additional sums as are necessary to make up any deficiency in the amount necessary to pay such taxes, assessments, other similar charges and insurance premiums in a timely manner. Upon

assignment of this Deed of Trust by Beneficiary, any funds on hand shall be turned over to the assignee and any responsibility of the assignor with respect thereto shall terminate. Each transfer of the Real Property shall automatically transfer to the grantee all rights of the grantor with respect to any funds accumulated hereunder.

1.4 Taxes, Liens and Other Charges.

Grantor shall pay when due:

1.4.1 All taxes, assessments and other governmental or public charges affecting the Property, including any accrued interest, cost or penalty thereon and will submit receipts therefor to Beneficiary at least ten (10) days before delinquency;

1.4.2 All encumbrances (including any debt secured by deeds of trust), ground rents, liens or charges, with interest, on the Property or any part thereof, and all costs and fees related thereto (provided that nothing in this subparagraph 1.4.2 shall be construed as a consent by Beneficiary to any such encumbrances, ground rents, liens, or charges). Grantor shall have the right to contest the amount or validity, in whole or in part, of any such taxes, assessments, encumbrances, liens, or charges payable under subparagraph 1.4.1 or this subparagraph 1.4.2 by appropriate proceedings conducted in good faith and with due diligence, in which event, Grantor, upon prior written notice to Beneficiary, may postpone or defer payment of such encumbrance, lien, or charge, if and so long as:

(1) such proceedings shall operate to prevent the collection of the encumbrance, lien, or charge;

(2) neither the Property nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost; and

(3) Grantor, before the date such encumbrance, lien, or charge becomes delinquent, gives such reasonable security as may be requested by Beneficiary to insure payment of such encumbrance, lien, or charge and prevent any forfeiture or loss of the Property or any part thereof;

1.4.3 All charges for utilities or services, including, but not limited to, electricity, gas, garbage, sewer and water; and

1.4.4 All costs, fees and expenses of this Deed of Trust, including cost of evidence of title, Trustee's fees and attorneys' fees required to be paid herein.

Grantor's obligations under subparagraph 1.4.1 shall be deemed satisfied if Grantor has promptly and properly paid all of such amounts to Beneficiary or its servicing agent pursuant to Paragraph 1.3 hereof.

1.5 Further Taxes.

In the event of the passage, after the date of this Deed of Trust, of any law deducting from the value of the Property for the purposes of taxation, any lien thereon, or changing in any way the laws now in force for the taxation of deeds of trust or debts secured by deeds of trust, or the manner of the collection of any such taxes, so as to affect the Beneficiary's interest in this Deed of Trust, or imposing payment of the whole or any portion of any taxes, assessments or other similar charges against the Property upon Beneficiary, the indebtedness secured hereby shall immediately become due and payable at the option of Beneficiary; provided, however, that such election by Beneficiary shall be ineffective if such law either (a) shall not impose a tax upon Beneficiary nor increase any tax now payable by Beneficiary, or (b) shall impose a tax upon Beneficiary or increase any tax now payable by Beneficiary and prior to the due date of such tax: (i) Grantor is permitted by law and can become legally obligated to pay such tax or the increased portion thereof (in addition to all interest, and other charges payable hereunder and under the Note) without exceeding the limits imposed by applicable interest rate laws; (ii) Grantor does pay such tax or increased portion; and (iii) Grantor agrees with Beneficiary in writing to pay, or reimburse Beneficiary for the payment of, any such tax or increased portion thereof when thereafter levied or assessed against the Property or any portion thereof. The obligations of Grantor under such agreement shall be secured hereby.

1.6 Insurance. Grantor shall at all times provide, maintain and keep in force:

1.6.1 Fire insurance on the Improvements on the Real Property and on all Personal Property, including endorsements of extended coverage, vandalism and malicious mischief. Such policies shall be in an amount sufficient to prevent Beneficiary or Grantor from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than the greater of one hundred percent (100%) of the then full replacement cost of the Improvements, as revalued on an annual basis, without deduction for depreciation or the amount of the then outstanding principal balance and accrued interest of the Note. Each of such policies shall contain a replacement cost endorsement for an agreed amount.

1.6.2 Flood insurance upon the Property in the event that the Property is located in a designated flood plain and such insurance is available pursuant to the provisions of the Flood Disaster Protection Act of 1973 or other applicable legislation (Beneficiary reserves the right to require that Grantor secure flood insurance in excess of the amount provided by the Flood Disaster Protection Act of 1973, if such insurance is commercially available, up to the amount of insurance required in subparagraph 1.6.1 hereof), or, in the alternative, a certificate from the appropriate agency as evidence that the Property is not located in a flood hazard area as defined by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973.

1.6.3 Comprehensive general public liability insurance against claims for personal injury liability, and liability for bodily injury, death, and damage to property, products

and completed operations, against any and all claims, including all legal liability to the extent insurable and imposed upon Beneficiary, and all court costs, legal fees and expenses. The limits of liability for such insurance coverage shall be in an amount not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence and Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate, and shall be without a deductible or self-insured retention together with excess/umbrella liability coverage of not less than Five Million and 00/100 Dollars ($5,000,000.00) per occurrence. Upon request, Grantor shall also carry additional insurance or additional amounts of insurance covering Grantor or the Property as Beneficiary shall reasonably require. If the Property is vacant, Grantor shall provide a standalone vacant land or vacant building policy, consistent with the foregoing limits. A Property is vacant if no authorized person undertakes any activities on the Property, resides or works on the Property, and no other action has been taken with respect to the Property. See subparagraph 1.6.4 for required insurance once construction activities commence.

1.6.4 If Grantor is undertaking construction activities on the Property, at all times during which time such structural construction, material repairs or alterations are being made with respect to the Property, Grantor shall maintain Builder's Risk Insurance under special cause of loss from coverage in an amount satisfactory to Beneficiary.

1.6.5 If Grantor has employees, Grantor shall also maintain workers' compensation insurance, subject to the laws of the state where the Property is located, and employer's liability insurance with a limit of at least One Million and 00/100 Dollars ($1,000,000.00) per accident and per disease per employee, with respect to any work or operations on or about the Property.

1.6.6 If Grantor is required to provide Builder's Risk Insurance under subparagraph 1.6.4, above, Grantor shall cause each general contractor and each other contractor with whom Grantor contracts directly for the Property to provide and maintain comprehensive (commercial) general liability insurance, protective liability insurance and workers' compensation insurance for all employees of such contractor meeting, respectively, the requirements of subparagraphs 1.6.1, 1.6.3 and 1.6.4 above. Beneficiary reserves the right to reject any exclusions from coverage. The policy or policies may not include exclusions for multifamily, condominiums, townhouses, residential structure or tract homes, if Beneficiary is constructing the same. The policy or policies may not exclude Action Over Claims or subsidence coverage. Beneficiary reserves the right to require a Contractor Jobsite Pollution policy. The policy must cover commercial Auto, Hired and Non-Owned, at limits no less than those set forth in subparagraph 1.6.3 above.

1.6.7 Such other insurance, and in such amounts, as may from time to time be reasonably required by Beneficiary against the same or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of buildings thereon and their construction, use and occupancy.

Grantor shall furnish Beneficiary with certificates evidencing each policy required to be provided by Grantor hereunder and certified copies of each policy. All policies for such insurance shall be (a) issued by companies approved by Beneficiary, which shall have an A.M. Best's Key Rating of at A-VIII or higher, or, if a rating by A.M. Best is no longer available, then a similar rating from a similar or successor service; (b) on forms approved by Beneficiary; (c) subject to the approval of Beneficiary as to amount, content, form, and expiration date; and (d) provide that they may not be cancelled without thirty (30) days prior written notice to Beneficiary. All policies, except the general liability policy shall contain a Lender's Loss Payable Endorsement (Form BFU 438, or its equivalent), in favor of Beneficiary insuring that the proceeds thereof shall be payable to Beneficiary (to the extent of its interest). The general liability and builder's risk policies shall name Beneficiary as an additional insured. Upon Beneficiary's request, Grantor shall provide Beneficiary with evidence of the replacement cost of the Property.

At least thirty (30) days before expiration of any policy required to be provided by Grantor hereunder, Grantor shall furnish Beneficiary proof of issuance of a policy continuing in force the insurance covered by the policy so expiring. Grantor shall furnish Beneficiary receipts for the payment of premiums on such insurance policies or other evidence of such payment reasonably satisfactory to Beneficiary. In the event that Grantor does not deposit with Beneficiary evidence of renewal of expiring insurance and evidence of payment of premium thereon at least thirty (30) days before expiration of any policy, then Beneficiary may, but shall not be obligated to, procure such insurance and pay the premiums therefor or any force-placed insurance. In each such event, Grantor agrees to repay to Beneficiary the premiums thereon promptly on demand, and until such repayment is received, interest thereon shall accrue at the Default Rate defined in the Note.

Grantor's obligations under this Paragraph 1.6 shall be deemed satisfied if Grantor has timely paid all insurance premiums for such policies to Beneficiary or its servicing agent pursuant to Paragraph 1.3 hereof.

1.7 Casualty.

Grantor hereby assigns to Beneficiary all insurance proceeds that it may be entitled to receive, and such proceeds shall be delivered to and held by Beneficiary to be applied as mutually agreed by Grantor and Beneficiary; either to the reduction of the indebtedness secured hereby, or for Grantor to immediately restore any portion or all of the Improvements to their original condition and, in that event, Beneficiary shall make the insurance proceeds available to Grantor as restoration progresses; provided that if, in the opinion of Beneficiary, the amount of insurance proceeds will not be sufficient to restore the Improvements to their original condition, then prior to Beneficiary making any insurance proceeds available to Grantor, Grantor shall deposit the amount of the deficiency with Beneficiary. If such amount is not deposited with Beneficiary within ten (10) days after receipt by Beneficiary of the insurance proceeds then the proceeds shall be applied to the reduction of the indebtedness secured hereby

unless Beneficiary elects otherwise. If for any reason Grantor and Beneficiary cannot agree as to the application of such insurance proceeds, Beneficiary shall determine such application. The application of insurance proceeds to the reduction of the principal balance outstanding on the Note shall not serve to cure any existing Default. If the proceeds are sufficient to pay in full the indebtedness and other sums secured hereby, then any excess proceeds shall be paid over to Grantor.

In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale.

Nothing contained herein shall prevent accrual of interest as provided in the Note, which accrual shall continue until such proceeds are actually received and applied to the outstanding principal balance of the Note.

After the happening of any casualty, whether or not required to be insured against under the policies to be provided by Grantor hereunder, Grantor shall give prompt written notice thereof to Beneficiary.

1.8 Condemnation.

If the Property or any part thereof is taken or damaged by reason of any public improvement, condemnation proceeding, or conveyance in lieu thereof, or in any other manner, Beneficiary shall be entitled to all compensation, awards and other payments or relief therefor, and shall be entitled, at its option, to commence, appear in and prosecute in its own name any action or proceeding, or to make any compromise or settlement in connection with such taking or damage. All such compensation, awards, damages, rights of action and proceeds (the "Proceeds") are hereby assigned to Beneficiary who shall deduct therefrom all its reasonable expenses. Thereafter, if the remaining Proceeds are sufficient, in Beneficiary's sole opinion, to restore the Property, Beneficiary shall make the remaining Proceeds available as needed for the restoration of the Property. If the remaining Proceeds are not sufficient to restore the Property, the proceeds shall be applied to the Note and other obligations secured hereunder, in Beneficiary's sole discretion. The application of a condemnation award to the reduction of the outstanding principal balance of the Note shall not serve to cure any existing Default.

Nothing contained herein shall prevent the accrual of interest as provided in the Note, which accrual shall continue until such Proceeds are actually received and applied to the outstanding principal balance of the Note.

1.9 Care of the Property. Grantor shall:

1.9.1 Keep the Property in good condition and repair and not commit or permit any waste or deterioration of the Property or suffer any act or occurrence that would impair the security for the debt secured hereby;

1.9.2 Not remove, demolish or substantially alter any portion of the Property or permit or suffer such to be done, without Beneficiary's prior written consent (except for demolition or construction of tenant improvements and such alterations as may be required by laws, ordinances or regulations of governmental authorities);

1.9.3 Replace any work or materials that are not in accordance with the plans and specifications previously approved by Beneficiary and unsatisfactory to Beneficiary, within fifteen (15) days after written notice from Beneficiary or, if such replacement requires more than fifteen (15) days, to commence replacement within fifteen (15) days and diligently proceed thereafter;

1.9.4 Comply with all laws, ordinances, rules, regulations and orders of governmental authorities now or hereafter affecting the Property or requiring any alterations or improvements to be made thereon, and perform all of its obligations under any covenant, condition, restriction or agreement of record affecting the Property, and deliver to Beneficiary copies of any permits, approvals or disapprovals issued by any governmental authority relating to the Property within ten (10) days of receipt thereof;

1.9.5 Not commit, suffer or permit any act to be done in, upon or to the Property in violation of any law or ordinance or any covenant, condition or restriction affecting the Property;

1.9.6 Do any and all acts which, from the character or use of the Property, may be reasonably necessary to protect and preserve the security of Beneficiary, the specific enumerations herein not excluding the general;

1.9.7 Perform all of Grantor's obligations or covenants under any encumbrance affecting the Property, including without limitation, leases, declarations, covenants, conditions, restrictions or other agreements relating to or affecting the Property;

1.9.8 Not create, suffer or permit any lien or encumbrance against or affecting the Property, including without limitation any Personal Property that Grantor intends to acquire with a purchase money security interest, except the Permitted Encumbrances, without Beneficiary's prior written consent;

1.9.9 Not take or permit to be taken any actions that might invalidate any insurance carried on the Property;

1.9.10 Except as provided in the Loan Documents, not permit any new building or additions to existing structures to be erected on the Property without the prior written consent of Beneficiary, and not construct any improvements on the Property or undertake any site development work unless approved by Beneficiary, which consent shall not be unreasonably withheld;

1.9.11 Not initiate or acquiesce in any change in the use or nature of the occupancy of the Property (including any conversion to condominiums) or in any zoning or other land use classification affecting the Property without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld;

1.9.12 Insure that at all times the Property constitutes one or more legal lots capable of being conveyed without violation of any subdivision or platting laws, ordinances, rules or regulations, or other laws regulating the dimension or separation of real property; and

1.9.13 Promptly notify Beneficiary of any litigation pending or, to Grantor's knowledge, threatened against Grantor, the Property, any Guarantor, or any other guarantor of the Note whether or not such amount is covered by insurance.

1.10 Further Assurances.

If required by Beneficiary at any time during the term of this Deed of Trust, Grantor will execute, acknowledge and deliver to Beneficiary, in form satisfactory to Beneficiary, such chattel mortgages, security agreements or other similar security instruments, in form and substance satisfactory to Beneficiary, covering all property of any kind whatsoever situated on the Property owned by Grantor or in which Grantor has any interest which, in the sole opinion of Beneficiary, is important to the operation of the Real Property covered by this Deed of Trust. Grantor shall further, from time to time, within fifteen (15) days after request by Beneficiary, execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement or other document as Beneficiary may reasonably request and is necessary to perfect, preserve, continue, extend or maintain the security interest under and the priority of this Deed of Trust and any such chattel mortgage or other security instrument. Grantor further agrees to pay to Beneficiary on demand all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and refiling of any such instrument or document including the charges for examining title and obtaining the appropriate title update. However, neither a request so made by Beneficiary nor the failure of Beneficiary to make such request shall be construed as a release of the Property, or any part thereof, from the conveyance of title by this Deed of Trust, it being understood and agreed that this covenant and any such chattel mortgage, security agreement or other similar instrument, delivered to Beneficiary, are cumulative and given as additional security. Any breach of such security agreement or other similar instrument shall constitute a Default under this Deed of Trust.

1.11 Leases and Other Agreements Affecting the Property; Assignment.

1.11.1 Grantor shall fully and promptly keep, observe, perform and satisfy each obligation, condition, covenant and restriction affecting the Property or imposed on it under any agreement between Grantor and a third party relating to the Property (including, without limitation, any leases or rental agreements for any portion of the Property (the "Leases") and any contracts relating to the construction, maintenance or management of the Property (the "Contracts")) so that there will be no default thereunder and so that the persons obligated thereon shall be and remain at all times obligated to perform thereunder. Grantor will not permit to exist any condition, event or fact which could allow or serve as a basis or justification for any such person to avoid such performance. All right, title and interest of Grantor in the Leases and the Contracts are hereby assigned to Beneficiary absolutely and irrevocably and not as additional security. Grantor expressly agrees that it is the intention of Grantor and Beneficiary that such assignment is absolute and shall entitle Beneficiary to collect, subject to the license granted in Paragraph 2.2 hereof, Rents (as defined in Paragraph 2.1) due under the Leases without the taking of any additional steps by Beneficiary (including, but not limited to, the taking of possession of the Property or the appointment of a receiver). Notice of such assignment shall be given to the tenant or tenants thereunder as may be required by Beneficiary.

Without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld Grantor shall not:

(1) accept prepayments of Rent under the Leases exceeding one month, in addition to a security deposit;

(2) modify or amend any Leases or, except where the lessee is in default, cancel or terminate the same or accept a surrender of the leased premises;

(3) consent to the assignment or subletting of the whole or any portion of any lessee's interest under any of the Leases which has a term of more than one (1) year or grant any options to renew for a term greater than one (1) year;

(4) create or permit any lien or encumbrance which upon foreclosure would be superior to any Leases; or

(5) in any other manner impair Beneficiary's rights and interest with respect to the rents received from the Leases or the Contracts.

1.11.2 All Leases and Contracts shall be subject to the prior written approval of Beneficiary, which approval shall not be unreasonably withheld, and at Beneficiary's option, shall be made subordinate to this Deed of Trust.

1.11.3 Grantor, or its designees approved in writing in advance by Beneficiary, shall be the exclusive manager of the Property. Any management agreement affecting the

Property shall be subject to the prior written approval of Beneficiary, which shall not be unreasonably withheld, shall expressly subordinate to this Deed of Trust and the lien hereof, and shall be terminable by Beneficiary or the purchaser at any foreclosure sale upon such sale or transfer in lieu thereof without payment of any termination fee or other amounts to the manager.

1.11.4 Beneficiary shall respond promptly to Grantor's or its manager's request for any consents or approvals required by this Paragraph 1.11. Beneficiary shall be deemed to have given its consent or approval if Beneficiary fails to respond to any such request within five (5) business days.

1.12 Expenses.

1.12.1 Upon a Default, Beneficiary or Trustee shall have the right to employ an attorney in connection with their rights under the Loan Documents and Grantor shall pay all attorneys' fees, costs and expenses, including expenses of retaking, holding, preparing for sale or selling (including cost of evidence or search of title and the costs and expenses of an investigation of the Property for Hazardous Waste (as defined below) and other environmental characteristics) in connection with any action or actions that may be brought for the foreclosure of this Deed of Trust, possession of the Property, the protection of or the defense of the priority of the lien provided for hereby, the appointment of a receiver, or the enforcement of any and all covenants or rights contained in or secured by this Deed of Trust.

1.12.2 Grantor will pay within thirty (30) days of written demand all sums expended or expense incurred by Trustee or Beneficiary, including, without limitation, attorneys' fees, under any of the terms of this Deed of Trust. If such sums are not so paid within thirty (30) days of written notice, such sums shall thereafter bear interest at the Default Rate (as defined in the Note).

1.13 Books, Records and Accounts.

Grantor shall keep and maintain, or cause to be kept and maintained proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Property or conduct of activities on the Property. After two (2) business days prior notice to Grantor, Beneficiary or its designee shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Grantor or other person or entity maintaining such books, records and accounts and to make copies or extracts thereof as Beneficiary or its designee shall desire. Grantor shall deliver such financial reports and other information as requested by Beneficiary from time to time.

1.14 Subrogation.

Beneficiary will be subrogated for further security to the lien of and to all rights of any beneficiary, mortgagee or lienholder under any encumbrance, whether or not released of record, paid out of the proceeds of the loan secured by this Deed of Trust or advanced pursuant to the terms hereof and of any of the other Loan Documents.

1.15 Inspection of Property.

After notice and accompanied by a representative of Grantor or its property manager, Beneficiary is authorized, for itself, its agents or employees to enter at least once a month and at any reasonable time during normal business hours upon any part of the Property for the purpose of inspecting the same, determining Grantor's compliance with the provisions of the Loan Documents and for the purpose of performing any of the acts it is authorized to perform under the terms of the Loan Documents. Grantor agrees to cooperate with Beneficiary to facilitate such inspections.

1.16 Property Compliance.

1.16.1 The Improvements and their use shall comply fully with (and no notices of violation have been received in connection with) environmental, air quality, zoning, flood plain, planning, subdivision, building, health, labor, discrimination, fire, traffic, safety, wetlands, shoreline and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including, without limitation, the Fair Housing Act of 1968 (as amended) and the Americans with Disabilities Act of 1990 (as amended) (collectively, the "Building Laws"). Grantor shall use its best effort to insure receipt of such final certificates as may be required or customary to evidence compliance with all building codes and permits, and approval of full occupancy of the Improvements and of all installations therein. Grantor shall cause the Property to be continuously in compliance with all Building Laws (as the same may be amended from time to time). The Property is the only property required to operate the Improvements as constructed in compliance with all Building Laws. All buildings constructed on the Real Property are higher than the 100-year flood plain or are covered by adequate flood insurance.

1.16.2 Grantor shall protect, defend, indemnify and hold Beneficiary harmless from and against all liability threatened against or suffered by Beneficiary by reason of a breach by Grantor of the foregoing representations and warranties contained in the preceding subparagraph 1.16.1. The foregoing indemnity shall include the cost of all alterations to the Property (including architectural, engineering, legal and accounting costs), all fines, fees and penalties, and all legal and other expenses (including attorneys' fees), incurred in connection with the Property being in violation of any Building Laws and for the cost of collection of the sums due under the indemnity. In the event that Beneficiary shall become the owner of the Property by foreclosure or deed in lieu of foreclosure of the Deed of Trust, the foregoing indemnification obligation shall survive such foreclosure or deed in lieu of foreclosure.

1.17 Collateral Security Instruments.

If Beneficiary at any time holds additional security for any obligations secured hereby, it shall have the right to enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the indebtedness secured hereby without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or contained herein or in any such other security.

1.18 Suits Affecting Property.

Grantor shall appear in and defend any action or proceeding purporting to affect the Property or this Deed of Trust or any other security for the obligations secured hereby, the interest of Beneficiary or the rights, powers or duties of Trustee hereunder. Grantor agrees to notify Beneficiary before it commences any action or proceeding relating to any part of the Property or the security of this Deed of Trust (except actions to terminate month-to-month tenancies or evict tenants thereunder to the extent permitted by Paragraph 1.11 hereof). Grantor shall pay all costs and expenses, including the cost of evidence of title and attorneys' fees in any action or proceeding in which Beneficiary or Trustee may appear or be made a party, including, but not limited to, foreclosure or other proceeding commenced by those claiming a right to any part of the Property under any prior or subordinate liens, any forfeiture proceeding, in any action to partition or condemn all or part of the Property, and in any action concerning the disposition or availability of insurance proceeds relating to the Property, whether or not such proceedings are pursued to final judgment. Grantor hereby assigns to Beneficiary all proceeds payable by third parties arising from claims or events of impairment or loss to the Property, and agrees that Beneficiary may require that such amount be paid directly to Beneficiary. In any claim, action or proceeding affecting the Property or Beneficiary's security in which Beneficiary appears (including any claim on the title insurance policy insuring the lien of this Deed of Trust), Grantor fully waives, to the extent necessary, in Beneficiary's opinion, to protect Beneficiary's interests hereunder and under any other Loan Document, any rights to privacy or nondisclosure it may have with regard to information provided to Beneficiary in connection with the Loan secured hereby.

1.19 Beneficiary's Right to Defend Action and Cure Certain Defaults.

Beneficiary shall have the right to appear in and defend any action or proceeding at law or in equity or in bankruptcy purporting to affect the Property or any security for the obligations secured hereby. Beneficiary shall be allowed and paid all Beneficiary's costs, charges and expenses, including cost of evidence of title and attorneys' fees incurred in such action or proceeding in which Beneficiary may appear.

If Grantor fails to make any payment or to do any act as herein provided, or if Grantor allows, in violation of this Deed of Trust, any lien encumbrance or charge against the Property

and Grantor fails to cure such default within thirty (30) days of Beneficiary's delivery of written notice to Grantor, then Beneficiary or Trustee, but without obligation so to do and without releasing Grantor from any obligation hereof, shall have the right to: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien that in the judgment of either appears to be prior or superior hereto; and, in exercising any such power, incur any liability, expend whatever amounts in Beneficiary's or Trustee's absolute discretion it may deem necessary therefor, including cost of evidence of title and attorneys' fees.

Grantor hereby agrees to pay, within ten (10) days of written demand, all of Beneficiary's costs, charges, expenses and amounts referred to above in this Paragraph 1.19, including the cost of evidence of title and attorneys' fees incurred in such action or proceeding in which Beneficiary may appear. All costs, charges and expenses so incurred, together with interest thereon as aforesaid, shall be secured by the lien of this Deed of Trust. Such amounts, if not paid within ten (10) days of written demand therefor, shall thereafter bear interest at the Default Rate (as defined in the Note).

1.20 Hazardous Materials.

1.20.1 The term "Environmental Liability" shall mean any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage (including consequential damage), injury, judgment, penalty or fine, cost of Enforcement or Remedial Action, or any other cost or expense whatsoever, including attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or from any Enforcement or Remedial Action. The term "Environmental Law" or "Environmental Laws" means and includes, without limitation, any federal, state or local law, statute, regulation or ordinance pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Property, including without limitation each of the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 *et seq.*; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 *et seq.*; the Toxic Substance Control Act, as amended, 15 U.S.C. § 2601 *et seq.*; the Clean Air Act, as amended, 42 U.S.C. § 7401 *et seq.*; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 *et seq.*; the Federal Hazardous Materials Transportation Act, 49 U.S.C. § 1801 *et seq.*; the Washington Model Toxics Control Act, RCW Ch. 70.105D, the Washington Hazardous Waste Management Act, RCW Ch. 70.105; the Washington Water Pollution Control Act, RCW Ch. 90.48; the Washington Clean Air Act, RCW Ch. 70.94; the Washington Industrial Safety and Health Act, RCW Ch. 49.17; and the Washington State Environmental Policy Act, RCW Ch. 43.21C, and the rules, regulations and ordinances of the U.S. Environmental Protection Agency, the Washington Department of Ecology and of all other agencies, boards, commissions and other governmental bodies and

officers having jurisdiction over the Property or the use or operation thereof. The term "Enforcement or Remedial Action" shall mean any step taken by any person, agency or entity to enforce compliance with or to collect or impose penalties, fines, or other sanctions provided by any Environmental Law. The term "Hazardous Material" means and includes, without limitation: (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "pollutants," "hazardous wastes," or "solid waste" in any Environmental Laws; (ii) those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 CFR 172.101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto); (iii) those other substances, materials and wastes which are or become regulated under any applicable federal, state or local law, regulation or ordinance or by any federal, state or local governmental agency, board, commission or other governmental body, or which are or become classified as hazardous or toxic by any such law, regulation or ordinance; and (iv) any material, waste or substance which is any of the following: (a) asbestos; (b) polychlorinated biphenyl; (c) designated or listed as a "hazardous substance" pursuant to Paragraphs 307 or 311 of the Clean Water Act (33 U.S.C. § 1251 *et seq.*); (d) explosive; (e) radioactive; (f) a petroleum product; (g) trichlorethane; or (h) trichloethane.

1.20.2 Grantor hereby represents and warrants that, except as disclosed in writing to Beneficiary, neither Grantor nor, to the best knowledge of Grantor, any other person, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of, on, under or at the Property, or any other real property legally or beneficially owned (or in which any interest or estate is owned) by Grantor in any state now or hereafter having in effect a so-called "Superlien" law or ordinance (the effect of which would be to create a lien on the Property to secure any obligation in connection with such real property in such other state). Grantor hereby represents and warrants that neither the Property, nor any part thereof has ever been used (whether by the Grantor or, to the best knowledge of Grantor, by any other person) (a) to generate, manufacture, store, treat or dispose of any Hazardous Material in any manner or quantity which violates an Environmental Law, or (b) for the operation of a gas station, automobile repair facility, dry cleaners, photo developing laboratory, junkyard, landfill, or waste treatment storage, disposal, processing or recycling facility. Grantor further represents and further warrants that neither Grantor, nor to the best knowledge of Grantor, any other person, has ever caused or permitted any asbestos to be located on or in the Property, except as disclosed in writing to Beneficiary. To the best knowledge of Grantor after due inquiry, Grantor has no knowledge of any proceeding or inquiry by any governmental authority (including, without limitation, the United States Environmental Protection Agency and Washington State Department of Ecology) with respect to the presence of any Hazardous Material on the Property or the migration thereof from or to adjoining property. To the best of Grantor's knowledge after due inquiry, there has been no investigation nor does Grantor have any knowledge of any contemplated investigation, by any local, state or federal governmental agency with authority to regulate, promulgate, administer or enforce any Environmental Laws within 2,000 yards of the Property.

1.20.3 Grantor shall keep and maintain the Property in compliance with and shall not cause or permit the Property to be in violation of any Environmental Law. If Hazardous Materials are disposed of or discovered on the Property, which under any Environmental Law require any special handling, collection, storage, treatment or disposal, Grantor shall commence with diligence, within thirty (30) days of notice thereof, to take all actions at its sole expense necessary to comply with any Environmental Laws. Grantor shall not use, generate, manufacture, treat, store, allow to remain or dispose of on, under, or about the Property or transport to or from the Property any Hazardous Materials in any manner or quantity which violates an Environmental Law. In the event of any activity involving any asbestos-containing materials ("ACMs") located on the Property, Grantor shall first perform a comprehensive asbestos survey before demolition or renovation activities, and shall protect all ACMs from damage or remove or dispose of all ACMs in accordance with all applicable Environmental Laws.

Grantor shall immediately advise Beneficiary in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Environmental Law affecting the Property; (ii) all claims made or threatened by any third party against Grantor or the Property relating to damage, contribution, cost recovery compensation, loss, or injury resulting from any Environmental Liability; and (iii) Grantor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Property under any Environmental Laws or require Enforcement or Remedial Action on the Property.

Beneficiary shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental Liability and to have its attorneys' fees and consultants' fees in connection therewith paid by Grantor. Except in the case of emergencies (which shall be deemed to exist for a maximum of 24 hours), without Beneficiary's prior written consent, which shall not be unreasonably withheld, Grantor shall not take any remedial action in response to the presence of any Hazardous Material on, under or about the Property.

If Grantor fails to comply with any of the foregoing representations, warranties and covenants, Beneficiary may (i) declare a Default under this Deed of Trust, and/or (ii) cause the removal (and/or other cleanup acceptable to Beneficiary) of any Hazardous Material from the Property. Grantor shall be liable for any costs of Hazardous Material removal and/or other cleanup (including transportation and storage costs) incurred by Beneficiary, whether or not the costs exceed the amount of the Loan and whether or not a court has ordered the cleanup, and such costs shall become due and payable, on demand by Beneficiary, and with interest thereon at the Default Rate specified in the Note from the date of such demand. Grantor shall give Beneficiary, its agents and employees, access to the Property to remove or otherwise clean up any Hazardous Material. Beneficiary, however, has no affirmative obligation to remove or

otherwise clean up any Hazardous Material, and nothing in this Deed of Trust or the other Loan Documents shall be construed as creating any such obligation.

1.21 Conveyance of Property.

In the event that, without Beneficiary's prior written consent, (i) all or any part of, or any interest in, the Property is sold, transferred, conveyed, by way of merger, reorganization, amalgamation, or otherwise, leased (other than a lease of any portion of the space in the Improvements for a term of one (1) year or less, without an option to purchase made in accordance with Paragraph 1.11), further encumbered, or a contract of sale or other conveyance entered into with respect thereto, or (ii) there is a transfer of more than ten percent (10%) of the beneficial interests in Grantor, in the aggregate, or more than twenty percent (20%) of the voting power in Grantor, in the aggregate (or of the voting power of any person or entity owning twenty percent (20%) or more of Grantor), then, upon the occurrence of any one or more of the foregoing events, Beneficiary shall have the right, at its option, to declare all amounts secured hereby immediately due and payable.

The execution and delivery by Grantor of any joint venture agreement, partnership agreement, declaration of trust, option agreement or other instrument whereunder any other person or entity may become entitled, directly or indirectly, to the possession or enjoyment of more than ten percent (10%) of the Property, or more than ten percent (10%) of the income or other benefits derived or to be derived therefrom, shall in each case be deemed to be a conveyance or assignment of the Grantor's interest in the Property for the purposes of this section, and shall require the prior written consent of the Beneficiary.

1.22 Anti-Forfeiture and Anti-Terrorism.

Grantor hereby further expressly represents and warrants to Beneficiary that neither Grantor nor any other person involved with the Property has committed or engaged in any act, enterprise, or omission affording the federal government or any state or local government the right of forfeiture as against the Property, or any part thereof, or the right to any monies paid in performance of its obligations under this Deed of Trust or under any of the other Loan Documents. Grantor hereby covenants and agrees not to commit, permit or suffer to exist any act or omission or engage in any enterprise affording such right of forfeiture. In furtherance thereof, Grantor hereby indemnifies Beneficiary and agrees to defend and hold Beneficiary harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the warranties and representations set forth in the preceding sentence. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Grantor, Beneficiary or all or any part of the Property under any federal or state law for forfeiture of the Property or any part thereof or of any monies paid in performance of Grantor's obligations under the Loan Documents shall, at the election of the Beneficiary, constitute a Default hereunder unless cured by Grantor within thirty (30) days of Beneficiary's delivery of written notice to Grantor.

Grantor covenants that is not a person or associated with a person blocked under Executive Order 13224 and the related anti-terrorism regulations, including, without limitation, 31 CFR Pts. 595-597, as the same may be amended from time to time; and the acquisition of the Property and the loans secured by this Deed of Trust are not transactions blocked by such order and regulations.

1.23 Financial Covenants. Upon Grantor's breach of this Deed of Trust or any other Loan Document (without regards to any notice or cure periods), Beneficiary shall be entitled to establish, effective upon delivery of written notice to Grantor, such financial standards upon Grantor as Beneficiary may reasonably require and the failure to meet and maintain such standards shall be a Default.

ARTICLE II
ASSIGNMENT OF RENTS

2.1 Assignment of Rents.

Grantor hereby absolutely and unconditionally assigns and transfers to Beneficiary all the income, rents, royalties, revenue, issues, profits and proceeds (collectively, the "Rents") of the Property, whether now due, past due or to become due, and hereby gives to and confers upon Beneficiary the right, power and authority to collect the Rents. Grantor irrevocably appoints Beneficiary its true and lawful attorney at the option of Beneficiary at any time, either by itself, through an agent or a receiver, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Grantor or in the name of Beneficiary, for all the Rents. It is agreed that neither the foregoing assignment of Rents to Beneficiary, nor the exercise by Beneficiary of any of its rights or remedies under this Paragraph 2.1 or under Paragraph 2.2, nor the appointment of a receiver or possession of the Property by a receiver shall make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy or enjoyment or operation of all or any portion thereof, unless and until Beneficiary in person assumes actual possession thereof. Nothing herein shall require Beneficiary to have a receiver appointed to collect any Rents, but Beneficiary shall be entitled to such appointment at its option in accordance with Paragraph 2.2 hereof. This assignment of Rents is intended to be specific, perfected and choate upon recording as provided in RCW 7.28.230.

2.2 License to Collect.

Notwithstanding anything to the contrary herein, so long as no Default exists, Grantor shall have a license to collect all Rents and to retain, use and enjoy the same. Upon any occurrence of a Default hereunder such license shall be revoked upon notice to Grantor from Beneficiary and all rights shall revert to Beneficiary who then shall have the right to exercise all of its rights as absolute owner of the Leases and Rents. Grantor agrees that payments made by tenants or occupants to Beneficiary shall, as to such tenants, be considered as though made to Grantor and in discharge of tenants' obligations to Grantor to the extent of such payments.

Nothing herein contained shall be construed as obliging Beneficiary to perform any of Grantor's covenants under any lease or rental agreement. Grantor shall execute and deliver to Beneficiary, upon demand, any further or supplemental assignments deemed desirable by Beneficiary in order to further carry out and confirm the intentions of this Paragraph 2.2 and upon failure of the Grantor so to comply, Beneficiary shall have the right to, in addition to any other rights or remedies, at its option, declare all obligations secured by this Deed of Trust to be immediately due and payable.

ARTICLE III
SECURITY AGREEMENT AND FIXTURE FILING

3.1 Security Agreement.

This Deed of Trust creates a lien on the Property, and to the extent the Property is not real property under applicable law, this Deed of Trust constitutes a security agreement under the Washington Uniform Commercial Code and any other applicable law ("Security Agreement"). If required by Beneficiary, at any time during the term of this Deed of Trust, Grantor will execute and deliver to Beneficiary, in form satisfactory to Beneficiary, additional security agreements, financing statements or other instruments covering all Personal Property or fixtures of Grantor which may at any time be furnished, placed on, or annexed or made appurtenant to the Real Property or used, useful or held for use in the operation of the Improvements. Grantor further agrees that:

3.1.1 The obligations covered by this Security Agreement include future advances in all forms.

3.1.2 Beneficiary may commingle any personal property that comes into its possession and require Grantor to assemble the personal property and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties. To the extent Beneficiary is required for any reason to provide commercially reasonable notice to Grantor, Grantor agrees that notice mailed by first class mail ten (10) days before the event of which notice is given, is commercially reasonable notice.

3.1.3 The standard by which Beneficiary's rights and duties under Article 9A of RCW Ch. 62A, as amended or corresponding provisions of subsequent superseding Washington state law, including but not limited to, Part 6 thereof, is measured, shall be gross negligence or willful misconduct.

3.1.4 Grantor shall notify Beneficiary in writing within thirty (30) days of any change in name of Grantor or its corporate structure. Nothing herein shall be construed as a consent by Beneficiary to a change in name or corporate structure otherwise prohibited hereby.

Grantor hereby irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Grantor, to execute, deliver and file with the appropriate filing officer or office such security

agreements, financing statements or other instruments as Beneficiary may request or require in order to impose and perfect the lien and security interest hereof more specifically on the Personal Property or any fixture.

It is understood and agreed that, in order to protect Beneficiary from the effect of RCW 62A.9A-334, as amended or corresponding provisions of subsequent superseding Washington state law, in the event that (i) Grantor intends to purchase any goods which may become fixtures attached to the Property, or any part thereof, and (ii) such goods will be subject to a purchase money security interest held by a seller or any other party:

a. Grantor shall, before executing any security agreement or other document evidencing such security interest, obtain the prior written approval of Beneficiary, and all requests for such written approval shall be in writing and contain the following information:

(1) a description of the fixtures to be replaced, added to, installed or substituted;

(2) the address at which the fixtures will be replaced, added to, installed or substituted; and

(3) the name and address of the proposed holder and proposed amount of the security interest,

and any failure of Grantor to obtain such approval shall be a material breach of Grantor's covenant under this Deed of Trust, and shall, at the option of Beneficiary, entitle Beneficiary to all rights and remedies provided for herein upon a Default provided, that Beneficiary shall be deemed to have approved such agreement if it fails to object to such agreement within thirty (30) days of its actual receipt of Grantor's written request for such approval. No consent by Beneficiary pursuant to this subsection shall be deemed to constitute an agreement to subordinate the right of the Beneficiary in fixtures or other property covered by this Deed of Trust.

b. If at any time Grantor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary may, at its option, at any time pay the amount secured by such security interest and the amount so paid shall be (i) secured by this Deed of Trust and shall be a lien on the Property having the same priorities as the liens and security interests created by this Deed of Trust, and (ii) payable on demand with interest at the rate specified in the Note from the time of such payment. Failure of Grantor to make such payment to Beneficiary within ten (10) days after demand, shall, at the election of Beneficiary, constitute a Default hereunder.

c. Beneficiary shall have the right to acquire by assignment from the holder of such security interest any and all contract rights, accounts receivable, negotiable or non-

negotiable instruments, or other evidence of Grantor's indebtedness for such Personal Property or fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the Washington Uniform Commercial Code then in effect, and in accordance with any other provisions of law.

d. Whether or not Beneficiary has paid the indebtedness secured by, or taken an assignment of, such security interest, Grantor covenants to pay all sums and perform all obligations secured thereby, and a default by Grantor under such security agreement shall, at the election of Beneficiary, constitute a Default hereunder.

3.2 Fixture Filing.

To the extent that any of the Property constitutes a fixture, this Deed of Trust shall serve as a Fixture Filing pursuant to the Washington Uniform Commercial Code.

ARTICLE IV
DEFAULTS AND REMEDIES

4.1 Events of Default.

If any of the following events shall occur (each, a "Default"):

4.1.1 Default in payment when due of any indebtedness evidenced by the Note or secured hereby or the failure to pay when due any other sums of money required to be paid by any of the Loan Documents, subject to any applicable notice or cure periods provided in the Loan Documents; or

4.1.2 Failure by Grantor or any other party, including a Guarantor, to strictly comply with any of the covenants, terms, conditions, restrictions or agreements contained in this Deed of Trust, the Note, or any of the other Loan Documents, except a failure to pay money as required in subparagraph 4.1.1 above or a default under subparagraphs 4.1.3 through 4.1.9 below; or

4.1.3 A default occurs under any of the Loan Documents (after the expiration of any applicable notice or cure periods) or there is a default under any other loan from any party that is secured in whole or in part by the Property, or any part thereof; or

4.1.4 Grantor, any member of Grantor, a Guarantor, or any other guarantor of the Note (collectively, a "Loan Party") applies for or consents to the appointment of a receiver or trustee for it or any portion of its property, or if such receiver or trustee is appointed for any Loan Party or its property, or any Loan Party makes an assignment for the benefit of creditors, or any Loan Party admits in writing its inability to pay its debts as they become due, or any Loan Party becomes insolvent, or a petition is filed by any Loan Party pursuant to any of the

provisions of the United States Bankruptcy Code, as amended, and such breach is not cured within thirty (30) days of Beneficiary's delivery of written notice to Grantor; or

4.1.5 A petition is filed against any Loan Party pursuant to any of the provisions of the United States Bankruptcy Code, as amended, or there is an attachment or sequestration of any of the property of any Loan Party and the same is not discharged or bonded within sixty (60) days; or

4.1.6 Any representation or disclosure made to Beneficiary, in this Deed of Trust, the Note or any other Loan Document, by any Loan Party proves to be materially false or misleading on the date when such representation or disclosure was made, whether or not that representation or disclosure appears in this Deed of Trust, or any Loan Party omits to provide any information that makes any such representation or disclosure materially false or misleading; or

4.1.7 A transfer of the Property in violation of Paragraph 1.21 hereof occurs; or

4.1.8 Grantor fails to comply with the financial covenants contained in Paragraph 1.23 hereof and such breach is not cured within thirty (30) days of Beneficiary's delivery of written notice to Grantor; or

4.1.9 A default (after the expiration of any applicable notice or cure periods) occurs under any other loan currently existing or hereafter made by Beneficiary, or an entity owned by any beneficial owner of Beneficiary, to Grantor, Guarantor, or any entity in which fifty percent (50%) or more of the beneficial interests are owned by one or more persons who own fifty percent (50%) or more of the beneficial interests of Grantor or Guarantor;

then and in any such event, Beneficiary shall be entitled to exercise all rights, and shall have the benefit of all remedies provided by law or set forth in this Deed of Trust or in any other instrument given to secure the indebtedness evidenced by the Note, including the right to declare all sums secured hereby immediately due and payable.

Notwithstanding the foregoing, upon a Default, Beneficiary shall have the right, in person or through a third party designated by Beneficiary, to take possession of the Property and perform any and all work and labor necessary to complete any on-going improvements being constructed by Grantor on the Property (the "Work"). All sums expended by Beneficiary in so doing shall be deemed to have been advanced under the Note and secured by this Deed of Trust and the other Loan Documents. Any sums disbursed by Beneficiary in excess of the maximum principal amount of the Loan will be considered as additional advances to Grantor bearing interest at the rate of interest provided for in the Note, and secured by the Deed of Trust and all other Loan Documents. Beneficiary, by electing to so complete the Work will not be deemed to have assumed any liability to Grantor or any other person or entity for completing the Work or for the manner or quality of construction of the Work, and Grantor hereby expressly

waives any such liability on behalf of Beneficiary. Grantor hereby constitutes and appoints Beneficiary as its true and lawful attorney in fact with full power of substitution to complete the Work in the name of Grantor and to (i) make such additions, changes and corrections in any plans and specifications as Beneficiary deems desirable; (ii) employ contractors, subcontractors, architects and other persons as shall be required for such purposes; (iii) pay, settle or compromise all existing bills and claims which may be liens against the Property or as may be necessary or desirable for the completion of the Work or for clearance of title; and (iv) do any and all things which Grantor might do on its own behalf in order to complete the Work free and clear of all liens and encumbrances. The power of attorney granted pursuant to this paragraph shall be deemed a power coupled with an interest and irrevocable.

Further notwithstanding the foregoing, in the case of a default specified in subparagraph 4.1.2 above, if such default is susceptible of cure by Grantor, Beneficiary shall not exercise any such remedies unless Grantor fails to cure such default within thirty (30) days after written notice thereof from Beneficiary; provided that, if such default is of such nature that it cannot reasonably be cured within such thirty day period, such thirty day period shall be extended (to a period not exceeding ninety (90) days) if and so long as, in Beneficiary's sole judgment, Grantor is diligently prosecuting such cure. No waiver by Beneficiary of any default on the part of Grantor shall be construed as a waiver of any subsequent default hereunder.

4.2 Foreclosure Sale.

If a Default occurs and Beneficiary so requests, Trustee shall sell the Property in accordance with the Deed of Trust Act of the State of Washington (RCW Ch. 61.24 as existing now or hereafter amended) at public auction to the highest bidder. Any person except Trustee may bid at the Trustee's sale. Trustee shall apply the proceeds of the sale as follows (i) to the expenses of sale, including Trustee's fees and attorneys' fees; (ii) to all the indebtedness evidenced by the Note and all other indebtedness secured by this Deed of Trust or any other Loan Document; and (iii) the surplus, if any, shall be distributed in accordance with the Deed of Trust Act. Trustee shall deliver to the purchaser at the sale its deed, without warranty, which shall convey to the purchaser the interest in the Property which Grantor had or had the power to convey at the time of its execution of this Deed of Trust and such as it may have acquired thereafter. The Trustee's deed shall recite the facts showing that the sale was conducted in compliance with all the requirements of the law and of this Deed of Trust, which recital shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrances for value. The power of sale conferred by this Deed of Trust and by the Deed of Trust Act of the State of Washington is not an exclusive remedy, and when not exercised Beneficiary may foreclose this Deed of Trust as a mortgage. Further, Beneficiary reserves all rights granted by RCW 61.24.100 (as existing now or hereafter amended) to pursue a deficiency judgment against Grantor and/or any Guarantor.

Beneficiary shall have the right to proceed as to the Personal Property in accordance with Beneficiary's rights and remedies in respect to real property or sell the Personal Property

separately and without regard to the remainder of the Property in accordance with Beneficiary's rights and remedies provided by the Washington Uniform Commercial Code as well as other rights and remedies available at law or in equity.

4.3 Other Remedies Upon Default.

Upon the occurrence of a Default, Beneficiary is authorized, either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, to enter into and upon and take and hold possession of any portion or all of the Property, both real and personal, and exclude Grantor and all other persons therefrom; to operate and manage the Property and rent and lease the same; to perform such reasonable acts of repair or protection as may be reasonably necessary or proper to conserve the value thereof; and collect any Rents for the benefit and protection of Beneficiary, and from time to time apply or accumulate such Rents in such order and manner as Beneficiary or such receiver, in its sole discretion, shall consider advisable, to or upon the following: the expenses of receivership, if any; the proper costs of upkeep, maintenance, repair and/or operation of the Property; the repayment of any sums theretofore or thereafter advanced pursuant to the terms of this Deed of Trust; the interest then due or next to become due upon the indebtedness secured hereby; the costs of appraisal of the Property; insurance premiums; and the taxes and assessments upon the Property then due or next to become due, or upon the unpaid principal of such indebtedness. The collection or receipt of Rents by Beneficiary, its agent or receiver, after notice of default and notice of sale shall not affect or impair such default or notices or any sale proceedings predicated thereon. Any Rents in the possession of Beneficiary, its agent or receiver, at the time of sale and not theretofore applied as herein provided, shall be applied in the same manner and for the same purposes as the proceeds of the sale.

Neither Trustee nor Beneficiary shall be under any obligation to make any of the payments or do any of the acts referred to in this Paragraph 4.3, and any of the actions referred to in this Paragraph 4.3 may be taken by Beneficiary regardless of whether any notice of default or notice of sale has been given hereunder and without regard to the adequacy of the security for the indebtedness evidenced by the Note.

4.4 Effect of Foreclosure on Leases.

Beneficiary shall have the right, at its option, to foreclose this Deed of Trust subject to the rights of any tenants of the Property, and the failure to make any tenants a party defendant to any foreclosure proceeding will not be asserted by the Grantor as a defense in any action or suit instituted to collect the indebtedness secured hereby or any deficiency remaining after foreclosure. Any such tenant whom Beneficiary elects to not make a party or subject to any foreclosure action shall continue in possession of its leasehold for the unexpired term of its lease and shall attorn to Beneficiary or other purchaser at the sale.

4.5 Sale in Parcels; Marshalling.

The Property, real, personal or mixed, may be sold as an entirety or in parcels, by one sale or by several sales held at one time or at different times, all as Trustee or Beneficiary, in its unrestricted discretion, may elect. Grantor, for and on behalf of itself and all persons claiming by, through or under Grantor, waives any and all right to have the Property marshaled upon any foreclosure sale and agrees that, upon foreclosure, the Property may be sold as an entirety and not in parcels.

4.6 Appointment of Receiver.

Upon a Default, Beneficiary, separately or in any action to foreclose this Deed of Trust, shall be entitled (without notice and without regard to the adequacy of any security for the Note, the absence of waste or deterioration of the Property or other arguments based on equity) to the appointment of a receiver of the Property, including without limitation, of the Rents, who shall have, in addition to all the rights and powers customarily given to and exercised by such receiver, all the rights and powers granted to Beneficiary by the covenants contained herein. Once appointed, at Beneficiary's option, such receiver may remain in place until the default is cured.

4.7 Payment of Proceeds.

Whenever this Deed of Trust requires that amounts payable by a third party be paid directly to Beneficiary (for example, insurance proceeds and proceeds of claims of loss or damage to the Property), Beneficiary may enforce such right with a preliminary injunction or temporary restraining order. Grantor agrees that irreparable harm may result if such payments are not made directly to Beneficiary.

ARTICLE V
GENERAL COVENANTS

5.1 No Waiver.

Grantor covenants and agrees that the acceptance by Beneficiary of any sum secured hereby after its due date, or in an amount less than the sum then due, shall not constitute a waiver by Beneficiary of its rights either to require prompt payment when due of all other sums so secured or to declare a default or exercise such other rights as herein provided for failure so to pay. No failure by Beneficiary to insist upon strict performance of any term, covenant or condition hereof, nor failure to exercise any right or remedy hereunder, shall constitute a waiver of any such breach of such term, covenant or condition or of the later exercise of such right or remedy. All waivers shall be in writing.

5.2 Remedies Cumulative.

No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

5.3 Plats, Easements and Other Agreements.

At any time upon written request of Beneficiary, payment of its fees and presentation of this Deed of Trust and the Note for endorsement (in case of full reconveyance, for cancellation and retention), without affecting the liability of any person for the payment of the indebtedness or the effect of the Deed of Trust upon the remainder of the Property, Trustee may (i) consent to the making of any map or plat of said Real Property, (ii) join in granting any easement or creating any restriction thereon; (iii) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof; or (iv) reconvey, without warranty, all or any part of the Real Property. The grantee in any reconveyance may be described as the "person or persons legally entitled thereto," and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Grantor agrees to pay Trustee's fee for full or partial reconveyance, together with a recording fee, if Trustee, at its option, elects to record said reconveyance.

5.4 Notices.

All notices hereunder shall be deemed to have been duly given if mailed by United States registered or certified mail (return receipt requested and postage prepaid), sent by a reputable overnight delivery service, or personally delivered to the parties at the addresses set forth on page one of this Deed of Trust (or at such other addresses as shall be given in writing by any party to the other), and shall be deemed complete upon any such mailing, sending or delivery.

5.5 Heirs and Assigns; Terminology.

This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Grantor" shall mean both the original Grantor and any subsequent owner or owners of any of the Property. The term "Beneficiary" shall mean the owner and holder, including pledgees, of the Note, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The term "and/or" as used herein means one or the other or both, or any one or all, or any combination of the things or persons in connection with which the words are used. The obligations of Grantor hereunder shall be joint and several, binding on the community of which any grantor is a part and on the separate or quasi-community property of any grantor.

The captions and headings are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of this Deed of Trust nor in any way affect this Deed of Trust.

5.6 Severability.

If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Deed of Trust, except that if such provision relates to the payment of any monetary sum then Beneficiary may, at its option, declare the indebtedness and all other sums secured hereby immediately due and payable, provided that no prepayment fee shall be payable in the event Beneficiary elects to exercise the option to accelerate contained in this Paragraph 5.6.

Grantor acknowledges and agrees that this document constitutes, among others, four (4) separate agreements: a Deed of Trust, a Security Agreement, a UCC Fixture Filing and an Assignment of Leases and Rents, each of which may be construed and enforced independently of the others even though the provisions hereof are common to all.

5.7 Time is of the Essence.

Time is of the essence hereof in connection with all obligations of Grantor herein or in the Note. By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

5.8 Jury Trials.

It is mutually agreed by Grantor and Beneficiary that they each waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on any matter whatsoever arising out of or in any way connected with the Note, this Deed of Trust or the Loan secured hereby.

5.9 Oral Agreements.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY LOAN TERMS OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

5.10 Non-Agricultural Use.

The Real Property that is the subject of this Deed of Trust is not used principally or primarily for agricultural purposes.

5.11 Waiver of Homestead Exemption.

Grantor hereby waives all rights to any homestead exemption to which Grantor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law.

5.12 No Personal, Family or Household Use.

The indebtedness evidenced by the Note shall not be used for personal, family or household use.

5.13 Governing Law.

This Deed of Trust is to be governed by and construed in accordance with the laws of the State of Washington.

5.14 Termination.

Trustee shall reconvey all or any part of the Property covered by this Deed of Trust to the person legally entitled thereto upon written request of Grantor and Beneficiary, or upon satisfaction of the obligations secured hereby and written request of reconveyance made by Beneficiary.

[Signature(s) follow on next page]

IN WITNESS WHEREOF, Grantor has executed this instrument as of the date first written above.

"GRANTOR"

HARBOR CUSTOM HOMES, INC., A WASHINGTON CORPORATION THAT ACQUIRED TITLE AS HARBOR CUSTOM HOMES, LLC,
a Washington limited liability company

By: ______________________________
Name: Sterling Griffin
Title: President

STATE OF WASHINGTON)
) ss.
COUNTY OF KITSAP)

I certify that I know or have satisfactory evidence that Sterling Griffin is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of HARBOR CUSTOM HOMES, INC., A WASHINGTON CORPORATION THAT ACQUIRED TITLE AS HARBOR CUSTOM HOMES, LLC, a Washington limited liability company to be the free and voluntary act and deed of said limited liability company, for the uses and purposes mentioned in the instrument.

WITNESS my hand and official seal hereto affixed this _____ day of __________________________, 2019.

____
(Signature of Notary)

____
(Print or stamp name of Notary)
NOTARY PUBLIC in and for the State
of Washington
My Appointment Expires: _________________.

EXHIBIT A
LEGAL DESCRIPTION OF REAL PROPERTY

Resultant Parcels 1 through 256 of Boundary Line Adjustment recorded under Auditor's File No. 20181108010105, a re-recording of Auditor's File No. 201811050141, and as depicted on Survey recorded under Auditor's File No. 201811050138 in Volume 87 of Surveys, Pages 150 through 159, inclusive, records of Kitsap County, Washington, being a portion of the Southeast quarter of the Northeast quarter and the Northeast quarter of the Southeast quarter and the Southeast quarter of the Southeast quarter, Section 20, Township 24 North, Range 1 East, W.M., in Kitsap County, Washington.

Vacant Land W Werner Road, Bremerton, WA 98312